Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oyster Point Pharma, Inc. of our report dated February 18, 2021 relating to the financial statements, which appears in Oyster Point Pharma, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 5, 2021

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